UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)              February 17, 2004
                                                              -----------------


                                INEI CORPORATION
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


     0-10800                                                   52-0905854
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(Commission File Number)                       (IRS Employer Identification No.)



3421 Pennsy Drive, Landover, Maryland                                20785-1608
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(Address of principal executive offices)                             (Zip Code)



               Registrant's telephone number including area code:
                              (301) 386-4100 (tel)
                              (301) 386-2444 (fax)


                          Insituform East, Incorporated
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          (Former name or former address, if changed since last report)



Item 5.    Other Events.

           See press release of the registrant dated February 17, 2004 attached hereto.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2004                   INEI CORPORATION
                                          -------------------------------------
                                          (Registrant)


                                          By: /s/ Robert W. Erikson
                                          -------------------------------------
                                          Robert W. Erikson
                                          President

                                                                  PRESS RELEASE
                                                          For Immediate Release


                            INEI CORPORATION REPORTS
                           SECOND QUARTER 2004 RESULTS

     LANDOVER, MD, February 17, 2004 - INEI CORPORATION [OTC: INEI], formerly known as Insituform East, Incorporated, reported a consolidated net loss of -$232,261 (-$0.05 per share) on sales of $109,619 for the second quarter, and consolidated net earnings of $3,260,894 ($0.75 per share) on sales of approximately $1.9 million for the first six months of fiscal year 2004 ended December 31, 2003. For the comparative periods of fiscal year 2003, the Company recognized consolidated net losses of -$602,550 (-$0.14 per share) on sales of approximately $2.1 million and -$884,515 (-$0.20 per share) on sales of approximately $4.8 million, respectively. Fiscal year 2004 results included net gains on the sale of property, equipment and other assets of approximately $694,000 and $5.8 million for the three months and six months ended December 31, 2003, respectively.

                         CONSOLIDATED FINANCIAL SUMMARY

                                                       Three Months Ended                  Six Months Ended
                                                          December 31,                       December 31,
                                                   --------------------------         --------------------------
                                                      2003            2002               2003            2002
                                                      ----            ----               ----            ----

Sales                                              $ 109,619       $2,149,864         $1,892,501      $4,751,991
                                                   =========       ==========         ==========      ==========

Net Earnings (Loss)                                $(232,261)      $ (602,550)        $3,260,894      $ (884,515)
                                                   =========       ==========         ==========      ==========

Basic and Diluted Earnings (Loss) Per Share        $   (0.05)      $    (0.14)        $     0.75      $    (0.20)
                                                   =========       ==========         ==========      ==========

Basic and Diluted Weighted Average Shares
    Outstanding                                    4,360,286        4,356,862          4,358,574       4,356,862

     In June 2003, the Company entered into an Asset Purchase Agreement (the "Agreement") with Insituform Technologies, Inc. ("ITI"), providing for the sale to ITI of substantially all of the Company's non-real estate assets and on-going business (the "Asset Sale"). In September 2003, the Company completed the Asset Sale, receiving approximately $5.5 million in cash, less 10% escrow, and recognizing a gain on the sale of approximately $5.0 million.

     In December 2003, the Company completed the sale of all of its real property in Landover, MD to Bohrer's Nest, L.L.C., an affiliate of Atlantic Transportation Equipment, Ltd., of Beltsville, MD. The purchase price of approximately $5.1 million was paid in cash, less $306,000 in expenses for the Company's portion of closing costs and an escrow amount of $225,500 pending final clean-up of certain areas of the property.

     The Company held as of December 31, 2003:

          o one parcel of improved real property located in Hanover, PA, used to house the business of Try Tek Machine Works, Inc. ("Try Tek"), a wholly-owned subsidiary of the Company which custom designs and builds machinery, including machinery used to rehabilitate pipelines using cured-in-place pipe processes;

          o cash and cash equivalents in the approximate amount of $8.7 million, substantially all of which represents residual net proceeds from sales of the Company's property, equipment and other assets;

          o residual inventory and equipment not part of the Asset Sale in the approximate amount of $500,000; and

          o    accounts receivable in the approximate amount of $600,000.

     Management currently anticipates that additional transactions will take the form of the liquidation of its remaining assets, including the sale or disposition of the assets of Try Tek and the satisfaction of the Company's liabilities, including personnel termination and related costs, sale transaction expenses and final liquidation costs.

     The Company has not had any ongoing operations subsequent to the Asset Sale, other than those of Try Tek, and those operations were significantly curtailed beginning in May 2003. As of June 30, 2003, all of the Company's activities are considered to be discontinued.

     On September 24, 2003, the Board of Directors concluded that dissolution of the Company, liquidation and distribution of its assets would be in the best interest of the Company and its stockholders. The Board preliminarily adopted a plan of dissolution and liquidation and intends in due course to submit a definitive plan and a final form of proposed dissolution to a vote of stockholders at the Company's next annual meeting, currently anticipated to be held during the quarter ending June 30, 2004.

     In connection with the contemplated dissolution proposal, while the Company at the present time is not able to predict with certainty the actual realizable value of its remaining assets, the ultimate settlement amounts of its liabilities or the amounts it actually will expend during the liquidation process, it currently anticipates that the amount ultimately distributable to its stockholders will be between $1.25 and $1.75 per share of Common Stock and Class B Common Stock. Pursuant to the Agreement with ITI, the Company has agreed that it will not make any distributions until at least September 6, 2004. To the extent that the value of its assets is less, or the amount of its liabilities or the amounts that it expends during liquidation are greater, than the Company anticipates, its stockholders may receive substantially less than the Company presently anticipates or nothing at all.

     This press release contains forward-looking statements, which are inherently uncertain and therefore amplify evaluation risks. The Company's future plans and results could differ materially from those currently anticipated due to a number of factors, including, without limitation, changes in interest rates and general economic conditions, legislative/regulatory changes and other factors set forth in reports and documents filed by the Company with the Securities and Exchange Commission from time to time.

     Until September 5, 2003, INEI Corporation and its subsidiaries were engaged in the trenchless rehabilitation of underground sewers and other pipelines primarily using cured-in-place pipe ("CIPP") rehabilitation processes to produce a shape-conforming "pipe-within-a-pipe." From 1978 to 2003, the Company performed work in six Mid-Atlantic states and the District of Columbia using the patented Insituform(R) process under territorially exclusive sublicense agreements.

                                      * * *

Contact:      Robert W. Erikson                      George Wm. Erikson
              President                              Chairman
              (301) 386-4100                         (301) 386-4100